                                                                  EXECUTION COPY

                               CO-SALE AGREEMENT

     This Co-Sale Agreement is made as of the 28th day of October, 1996 by and among Acute Therapeutics, Inc. (the "Company") and the shareholders set forth on Schedule A attached hereto (the "Shareholders").

     In consideration of the mutual covenants set forth herein, the parties agree as follows:

     1. Definitions.

        (a) "Stock" shall mean all shares of capital stock of the Company held by the Shareholders, whether now owned or hereafter acquired. For purposes of the co-sale right granted to the Shareholders pursuant to this Agreement, all shares of Preferred Stock of the Company shall be deemed to have been converted into Common Stock of the Company.

        (b) "Common Stock" shall mean the Company's Common Stock, $0.001 par value.

        (c) "Preferred Stock" shall mean the Company's Series A Convertible Preferred Stock, $0.001 par value.

     2. Right of Co-Sale.

        (a) If any Shareholder of the Company proposes to sell any shares of Stock of the Company, then such Shareholder (the "Selling Shareholder") shall promptly give written notice (the "Notice") to the other Shareholders (the "Non-Selling Shareholders") at least twenty (20) days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number and class of shares of Stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

        (b) Each Non-Selling Shareholder shall have the right, exercisable upon written notice to the Selling Shareholder within ten (10) days after receipt of the Notice, to participate in such sale of Stock on the same terms and conditions set forth in the Notice.

        (c) Each Non-Selling Shareholder may sell all or any part of that number of shares of Stock equal to the product obtained by multiplying
(i) the aggregate number of shares of Stock covered by the Notice by (ii) a fraction the numerator of which is the number of shares of Stock owned by such Non-Selling Shareholder at the time of the sale or transfer and the denominator of which is the total number of shares of Stock owned by the Selling Shareholder and the Non-Selling Shareholders at the time of the sale or transfer (treating all shares of Preferred Stock as if they had been converted into Common Stock).

        (d) If any Non-Selling Shareholder elects to participate in the Selling Shareholder's sale pursuant to this Section 2, the Non-Selling Shareholder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of shares of Stock which the Non-Selling Shareholder elects to sell.

        (e) The stock certificate or certificates that the Non-Selling Shareholder delivers to the Selling Shareholder pursuant to paragraph 2(d) shall be transferred to the prospective purchaser in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Notice, and the Selling Shareholder shall concurrently therewith remit to the Non-Selling Shareholder that portion of the sale proceeds to which the Non-Selling Shareholder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from the Non-Selling Shareholder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Stock unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from the Non-Selling Shareholder for the same consideration and on the same terms and conditions as the proposed transfer described in the Notice.

        (f) The exercise or non-exercise of the rights of the Shareholders hereunder to participate in one or more sales of Stock made by a Shareholder shall not adversely affect their rights to participate in subsequent sales of Stock subject to paragraph 2(a).

        (g) If any Non-Selling Shareholder does not elect to participate in the sale of the Stock subject to the Notice, the Selling Shareholder may, not later than thirty (30) days following delivery to the Company and the Non-Selling Shareholders of the Notice, conclude a transfer of not less than all of the Stock covered by the Notice on terms and conditions not more favorable to the transferor than those described in the Notice. Any proposed transfer on terms and conditions more favorable than those described in the Notice, as well as any subsequent proposed transfer of any of the Stock by a Shareholder, shall again be subject to the co-sale rights of the Shareholders and shall require compliance by the Shareholders with the procedures described in this Section 2.

     3. Exempt Transfers.

        (a) Notwithstanding the foregoing, the co-sale rights of the Shareholders shall not apply to (i) any pledge of Stock made pursuant to a bona fide loan transaction that creates a mere security interest, (ii) any transfer of Stock by a Shareholder to an affiliate of that Shareholder, where "affiliate" refers to any person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Shareholder, (iii) any transfer of Stock pursuant to those certain Stock Transfer Agreements between The Scripps Research Institute and each of Dr. Charles Cochrane and Ms. Susan Revak, each dated the date hereof, attached hereto as Exhibit A (iv) any transfer of Stock in connection with the sale of all or substantially all of the assets or Stock of the Company, by merger, sale of assets or otherwise, (v) any transfer to the ancestors, descendants or spouse of the Shareholder or to trusts for the benefit of such persons or (vi) any bona fide gift; provided that, in any such case, (A) the transferring Shareholder shall inform the other Shareholders of such pledge, transfer or gift prior to effecting it and (B) the pledgee, transferee or donee shall furnish the other Shareholders with a written agreement to be bound by and comply with all provisions of this Agreement. Such transferred Stock shall remain "Stock" hereunder, and such pledgee, transferee or donee shall be treated as a "Shareholder" for purposes of this Agreement.

        (b) Notwithstanding the foregoing, the provisions of Sections 2 shall not apply to the sale of any Stock (i) to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") or (ii) to the Company.

     4. Prohibited Transfers.

        (a) In the event a Shareholder (a "Transferring Shareholder") should sell any Stock in contravention of the co-sale rights of the Shareholders under this agreement (a "Prohibited Transfer"), the other Shareholders (the Non-Transferring Shareholders"), in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Transferring Shareholder shall be bound by the applicable provisions of such option.

        (b) In the event of a Prohibited Transfer, any Non-Transferring Shareholder shall have the right to sell to the Transferring Shareholder the type and number of shares of Stock equal to the number of shares the Non-Transferring Shareholders would have been entitled to transfer to the purchaser under Section 2(c) hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

            (i) The price per share at which the shares are to be sold to the Transferring Shareholder shall be equal to the price per share paid by the purchaser to the Transferring Shareholder in the Prohibited Transfer. The Transferring Shareholder shall also reimburse the Non-Transferring Shareholders for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Non-Transferring Shareholder's rights under Section 2.

            (ii) Within ninety (90) days after the later of the dates on which any Non-Transferring Shareholder (A) received notice of the Prohibited Transfer or (B) otherwise become aware of the Prohibited Transfer, the Non-Transferring Shareholder shall, if exercising the option created hereby, deliver to the Transferring Shareholder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

            (iii) The Transferring Shareholder shall, upon receipt of the certificate or certificates for the shares to be sold by any Non-Transferring Shareholder, pursuant to this subparagraph 4(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in subparagraph 4(b)(i), in cash or by other means acceptable to the Non-Transferring Shareholder.

     5. Legend.

        (a) Each certificate representing shares of Stock now or hereafter owned by the Shareholders shall be endorsed with the following legend:

     "THE SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CO-SALE AGREEMENT BY AND BETWEEN THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

        (b) Each Shareholder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 5(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

     6. Miscellaneous.

        6.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York.

        6.2 Amendment. Any provision may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) the Company and (ii) a majority in interest of the Shareholders, provided that any Shareholder may waive any of its rights hereunder without obtaining the consent of any other Shareholder. Any amendment or waiver effected in accordance with clauses (i) and (ii) of this paragraph shall be binding upon the Company and each Shareholder.

        6.3 Assignment of Rights. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. The rights of the Shareholders hereunder are not assignable without the express, written consent of the Company.

        6.4 Liability of Third Parties. Any claim for liability which arises out of this Agreement shall attach solely to the parties to this Agreement and their successors. No party shall have a claim against any third party with respect to this Agreement.

        6.5 Term. This Agreement shall terminate immediately prior to the earlier of (i) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Company's Common Stock (ii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company's Stock for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary or (iii) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company.

        6.6 Ownership. Each Shareholder represents and warrants that such Shareholder is the sole legal and beneficial owner of the shares of stock subject to this Agreement and that no other person has any interest (other than a community property interest) in such shares.

        6.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto.

        6.8 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        6.9 Attorney Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        6.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        6.11 Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

        6.12 Aggregation of Stock. All shares of Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Co-Sale Agreement as of the date first above written.

                                       ACUTE THERAPEUTICS, INC.

                                       By: (Signature of Robert J. Capetola
                                           Ph.D. appears here)

                                           Name:  Robert J. Capetola, Ph.D.
                                           Title: President

     IN WITNESS WHEREOF, the parties have executed this Co-Sale Agreement as of the date first above written.

                                       SHAREHOLDERS:

                                       (Signature of James S. Kuo, M.D.
                                        appears here)

                                       Discovery Laboratories, Inc.
                                       By:      James S. Kuo, M.D.
                                       Address: 787 Seventh Ave., 44th Floor
                                                New York, NY 10019


                                       (Signature of Robert J. Capetola
                                        appears here)

                                       Robert J. Capetola
                                       Address:


                                       (Signature of Charles Cochrane
                                        appears here)

                                       Charles Cochrane
                                       Address:


                                       (Signature of Susan Revak
                                        appears here)

                                       Susan Revak
                                       Address:


                                       (Signature of Peter S. Galloway
                                        appears here)

                                       Johnson & Johnson Development Corporation
                                       By:
                                       Address:


                                       (Signature of Richard G. Power
                                        appears here)

                                       Sage Partners
                                       By:
                                       Address:


                                       (Signature appears here)

                                       The Scripps Research Institute
                                       By:
                                       Address:

                                  SCHEDULE A

                  Discovery Laboratories, Inc.
                  Robert J. Capetola
                  Charles Cochrane
                  Susan Revak
                  Johnson & Johnson Development Corporation
                  The Scripps Research Institute
                  Sage Partners